Exhibit 99.3

Capital Availability

Assumes no property sales, new investments or additional cash flow

(as of January 31, 2012)

($ thousands)
	2012	2013	2014
Capital Sources:

Unsecured line of credit commitments	$600,000	$—	$—
Term loan capacity	250,000	$—	$—
Outstanding line balance—1/31/12	(95,000)	—	—
Outstanding term loan balance—1/31/12	(150,000)	—	—

Line and term loan availability	605,000	512,266	459,692

Cash balance—1/31/12 (1)	21,595	—	—

Funding Availability before Capital Requirements	626,595	512,266	459,692

Capital Requirements:

Financing requirements—maturing consolidated debt	—	(16,330)	(178,519)
Assumed equity requirement to refinance maturing JV mortgage debt	(44,585)	—	—
Costs to complete in-process developments and redevelopments (2)	(65,276)	(31,776)	(3,086)
Other required capital expenditures (3)	(4,468)	(4,468)	(4,468)

Total Capital Requirements	(114,329)	(52,574)	(186,073)

Total Capital Availability	$512,266	$459,692	$273,618

(1)	Including our pro rata share of co-investment partnerships
(2)	Net of tenant reimbursements, but exclusive of out parcel proceeds
(3)	$0.15 psf on portfolio GLA, including our pro rata share of co-investment partnerships